Exhibit 10.1.a

GREAT PLAINS ENERGY INCORPORATED

LONG-TERM INCENTIVE PLAN

SECTION ONE.     PURPOSE OF PLAN

     The purposes of the Plan are to encourage officers and employees of the Company to acquire proprietary and vested interest in the growth and performance of the Company, to generate an increased incentive to enhance the value of the Company for the benefit of its customers and Shareholders, and to aid in the attraction and retention of exceptionally qualified individuals upon whom the Company's success largely depends.

SECTION TWO.     DEFINITIONS

     The following definitions are applicable herein:

     "Award" means the award to a Participant of Restricted stock, Stock Option, Limited Stock Appreciation Right, or Performance Shares.

     "Award Period" means that period established by the Committee during which any performance goals specified with respect to earning any Award are to be measured.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations promulgated thereunder.

     "Committee" means the Compensation Committee of the Board, composed of not less than two directors, each of whom is a Disinterested Person.

     "Common stock" means the common stock, without par value, of the Company, or such other class of shares or other securities as may be subject to the Plan as a result of an adjustment made pursuant to the provisions of Section Fifteen I.

     "Company" means Great Plains Energy Incorporated and its successors, including any Company as provided in Section Fifteen J.

     "Date of Disability" means the date on which a Participant is classified as disabled as defined in the Company's Long-Term Disability Plan.

     "Date of Grant" means the date on which an Award is granted by the Committee or such later date as may be specified in making such grant.

     "Date of Retirement" means the date of normal retirement or early retirement as defined in the Company's pension plan.

     "Disinterested Person" means a disinterested person as defined in Rule 16b-3(c)(2)(i) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor definition adopted by the Securities and Exchange Commission.

     "Eligible Employee" means any person employed by the Company or a Subsidiary on a regularly scheduled basis during any portion of an Award Period and who satisfies all of the requirements of Section Six.

     "Fair Market Value" means the average of the high and low prices for the common stock as reported on the New York Stock Exchange Composite Transactions for the date(s) specified from time to time by the Committee.

     "Incentive Stock Option" means an incentive stock option within the meaning of Section 422 of the Code.

     "Option" or "Stock Option" means either a non-qualified stock option or an Incentive Stock Option granted under Section Eight.

     "Option Period" or "Option Periods" means the period or periods during which an option is exercisable as described in Section Eight E.

     "Participant" means an Eligible Employee who has been granted an Award under the Plan.

     "Plan" means the Great Plains Energy Incorporated Long-Term Incentive Plan.

     "Performance Shares" means an Award granted under Section Ten.

     "Restricted stock" means an Award granted under Section Seven.

     "Subsidiary" means any corporation of which 50% or more of its outstanding voting stock or voting power is beneficially owned, directly or indirectly, by the Company.

     "Termination" means resignation or discharge from employment with the Company or any one of its Subsidiaries, except in the event of death, disability, or retirement.

SECTION THREE.     EFFECTIVE DATE, DURATION AND STOCKHOLDER APPROVAL

  Effective Date.

  The Plan became effective on May 5, 1992.

  Period for Grants of Awards.

  Awards may be granted until May 5, 2012.

  Termination of the Plan.

The Plan shall continue in effect until all matters relating to the payment of Awards and administration of the Plan have been settled.

SECTION FOUR.     ADMINISTRATION

     The Plan shall be administered by the Committee for, and on behalf of, the Board. The Committee shall have all of the powers (other than amending or terminating this Plan as provided in Section Fourteen) respecting the Plan. All questions of interpretation and application of the Plan, or of the terms and conditions pursuant to which Awards are granted, exercised or forfeited under the provisions hereof, shall be subject to the determination of the Committee. Any such determination shall be final and binding upon all parties affected thereby.

SECTION FIVE.     GRANT OF AWARDS AND LIMITATION OF NUMBER OF SHARES AWARDED

     The Committee may, from time to time, grant awards to one or more Eligible Employees, provided that (i) subject to any adjustment pursuant to Section Fifteen I, the aggregate number of shares of common stock available for Awards under this Plan may not exceed 3,000,000 shares; (ii) to the extent that an award lapses or the rights of the Participant to whom it was granted terminate, any shares of common stock subject to such Award shall again be available for the grant of an Award under the Plan; and (iii) shares delivered by the Company under the Plan may be authorized but unissued common stock, common stock held in the treasury of the Company or common stock purchased on the open market (including private purchases) in accordance with applicable securities laws. In determining the size of the Awards, the Committee shall assess the performance of the Eligible Employees against criteria to be established by the Committee, from time to time, based on the Company's performance (such as stockholder and customer related factors) and shall take into account a Participant's responsibility level, potential, cash compensation level, and the Fair Market Value of the common stock at the time of Awards, as well as such other considerations as it deems appropriate.

SECTION SIX.     ELIGIBILITY

     Officers and other employees of the Company and its subsidiaries (including officers or salaried full-time employees who are members of the Board, but excluding directors who are not officers or employees) who, in the opinion of the Committee, make significant contributions to the continued growth, development, and financial success of the Company or one or more of its Subsidiaries shall be eligible to receive Awards. Subject to the provisions of the Plan, the Committee shall from time to time select from such eligible persons those to whom Awards shall be granted and determine the amount of such Awards. No officer or employee of the Company or any of its Subsidiaries shall have any right to be granted an Award under this Plan.

SECTION SEVEN.     RESTRICTED STOCK

  Grant of Restricted stock.

  An Award made pursuant to this Section Seven shall be in the form of shares of common stock, restricted as provided herein. The restricted stock shall be issued in the name of the Participant and shall bear a restrictive legend prohibiting sale, transfer, pledge or hypothecation of the restricted stock until the expiration of the restriction period.

  The Committee may also impose such other restriction and conditions on the restricted stock as it deems appropriate.

  Upon issuance to the Participant of restricted stock, the Participant shall have the right to vote the restricted stock.

  Restriction Period.

  At the time restricted stock is awarded, the Committee shall establish a restriction period applicable to such Award which shall not be less than three years nor more than ten years. Each Restricted Stock Award may have a different restriction period at the discretion of the Committee.

  Notwithstanding the other provisions of this Section Seven B, the Committee is authorized in its sole discretion to accelerate the time at which any or all of the restrictions on the restricted stock shall lapse or to remove any or all of such restrictions whenever the Committee may decide that changes in tax or other laws or business conditions arising after the granting of a restricted stock Award make such action appropriate. Notwithstanding the above, the shares of restricted stock may not be sold by a Participant within six months of the date on which such shares were granted.

  Payout of Award.

Upon completion of the restriction period and satisfaction of any other restrictions required by the Award, all restrictions upon the Award will expire. New certificates representing the Award will be issued without the restrictive legend described in Section Seven A, and the shares will become nonforfeitable.

SECTION EIGHT.     STOCK OPTION

  Grant of Option.

  An Award of one or more options may be granted to any Eligible Employee.

  Stock Option Agreement.

  Each option granted under the Plan shall be evidenced by a "Stock Option Agreement" between the Company and the Participant containing such terms and conditions as may be determined by the Committee, including, without limitations, provisions to qualify Incentive Stock Options as such under Section 422 of the Code; provided, however, that each Stock Option Agreement must include the following terms and conditions: (i) that the Options are exercisable either in total or in part with a partial exercise not affecting the exercisability of the balance of the option; (ii) that every share of common stock purchased through the exercise of an option shall be paid for in full at the time of the exercise; (iii) that each option shall cease to be exercisable, as to any share of Common stock, at the earliest of (a) the Participant's purchase of the common stock to which the option relates, (b) the exercise of a related Limited Stock Appreciation Right, or (c) the lapse of the option; and (iv) that options shall not be transferable by the Participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

  Option Price.

  The Option Price per share of common stock shall be set by the grant, but shall not be less than 100% of the Fair Market Value at the Date of the Grant.

  Form of Payment.

  At the time of an exercise of an option, the option price shall be payable in cash or in previously-owned shares of common stock or in a combination thereof. When common stock is used in full or partial payment of the option price, it shall be valued at the Fair Market Value on the date the option is exercised.

  Other Terms and Conditions.

  Each option shall become exercisable in such manner and within such option period or periods not to exceed ten years from its Date of Grant, as set forth in the Stock Option Agreement.

  Lapse of Option.

  An option will lapse upon the first occurrence of one of the following circumstances: (i) ten years from the Date of Grant; (ii) three months following the Participant's Date of Retirement; (iii) at the time of a Participant's Termination; (iv) at the expiration of the option period set by the grant; or (v) twelve months from the Date of Disability. If, however, the Participant dies within the option period and prior to the lapse of the Option, the Option shall lapse unless it is exercised within the option period or twelve months from the date of the Participant's death, whichever is earlier, by the Participant's legal representative or representatives or by the person or persons entitled to do so under the Participant's will or, if the Participant shall fail to make testamentary disposition of such option or shall die intestate, by the person or persons entitled to receive said option under the applicable laws of descent and distribution.

  Rights as a Stockholder.

  A participant or a transferee of a Participant shall have no rights as a stockholder with respect to any shares of common stock covered by an option, until the date the option is exercised, except as provided in Section Fifteen A.

  Early Disposition of Common stock.

  If a Participant shall engage in a disqualifying disposition (such as term or successor term is then used under the Code) with respect to any shares of common stock purchased pursuant to an Incentive stock option (presently within one year from the date the shares were acquired or within two years from the Date of Grant of the Option), then, to provide the Company with the opportunity to claim the benefit of any income tax deduction which may be available to it under the circumstances, the Participant shall, within ten days of such disposition, notify the Company of the dates of acquisition and disposition of such shares of common stock, the number of shares so disposed and the consideration, if any, received therefore.

  Individual Dollar Limitations.

  The aggregate Fair Market Value (determined at the time of Award) of the common stock, with respect to which an Incentive Stock Option is exercisable for the first time by a Participant during any calendar year (whether under this Plan or another plan or arrangement of the Company) shall not exceed $100,000 (or such other limit as may be in effect under the Code on the date of Award).

  No Obligation to Exercise Option.

  The Granting of an option shall impose no obligation on the Participant to exercise such option.

  Six Month Period.

At least six months must elapse between the date the option is acquired by the Participant and the date of disposition of the option (other than upon exercise or conversion) or the common stock for which it is exercisable.

SECTION NINE. LIMITED STOCK APPRECIATION RIGHT

  Grant of Limited Stock Appreciation Right.

  The Committee may, in its sole discretion, grant a Limited Stock Appreciation Right to the holder of any stock option granted under the Plan.

  A Limited Stock Appreciation Right may be granted with respect to a stock option at the time of its grant or any time thereafter up to six months prior to its expiration.

  Exercise of Limited Stock Appreciation Right.

Limited Stock Appreciation Rights will be automatically exercised one day after an event of Change of Control (as defined in Section Eleven). A Limited Stock Appreciation Right cannot be exercised in any other manner. Notwithstanding the above, a Limited Stock Appreciation Right will only be exercised if the Change in Control event occurred six months after the date of the grant of the Limited Stock Appreciation Right and the stock option to which it relates has not previously been exercised.

The exercise of a Limited Stock Appreciation Right will cancel any related stock option and allow the holder to receive in cash an amount equal to the excess of the Fair Market Value on the date of exercise of one share of common stock over the option price, multiplied by the number of shares of common stock covered by the related stock option.

In the event of an exercise of a Limited Stock Appreciation Right, the number of shares reserved for issuance shall be reduced by the number of shares covered by the Stock Option Award.

SECTION TEN.     PERFORMANCE SHARES

  Grant of Performance Shares.

  A Performance Share is the right to receive a payment from the Company with respect to such Performance Share subject to satisfaction of such terms and conditions as the Committee may determine. Performance Shares shall be credited to a Performance Share account to be maintained for each Participant. Each Performance Share shall be deemed to be equivalent of one share of common stock. The Award of Performance Shares under the Plan shall not entitle the participant to any interest in or to any dividend, voting, or other rights of a stockholder of the Company.

  A grant of Performance Shares may be made by the Committee during the term of the Plan.

  The Participant shall be entitled to receive payment for each Performance Share of an amount based on the achievement of performance measures for such Award Period as determined by the Committee. The Committee shall have the right to establish requirements or other criteria for measuring performance prior to the beginning of the Award Period but subject to such later revisions as the Committee shall deem appropriate to reflect significant or unforeseen events or changes.

  Form and Timing of Payment.

Except in the event of a Change of Control, no payment in respect of Performance Shares shall be made prior to the end of an Award Period. Payment thereafter shall be made as soon as practicable.

The payment to which a Participant shall be entitled at the end of an Award Period shall be a dollar amount equal to the Fair Market Value of the number of shares of Common stock equal to the number of Performance Shares earned. Payment shall normally be made in common stock. The Committee, however, may authorize payment in such combinations of cash and common stock or all in cash as it deems appropriate.

The number of shares of common stock to be paid to a Participant will be determined by dividing the portion of the payment not paid in cash by (i) the Fair Market Value of the common stock on the date on which the shares are issued; or (ii) the price per share paid for shares purchased for a Participant's account should the Board determine to purchase common stock on behalf of the Participant. Stock received in settlement of Performance Shares may not be disposed of within six months of the date on which the Performance Shares were granted.

SECTION ELEVEN.     CHANGE IN CONTROL

In the event of Change in Control (as defined below) of the Company, and except as the Committee may expressly provide otherwise, (i) all Stock Options then outstanding shall become fully exercisable unless Limited Stock Appreciation Rights were granted in connection with the Stock Options which in such event the Limited Stock Appreciation Rights will be automatically exercised as provided for in Section Nine herein; (ii) all restrictions (other than restrictions imposed by law) and conditions of all Restricted stock Grants then outstanding shall be deemed satisfied as of the date of the Change in Control; and (iii) all Performance Share Grants shall be deemed to have been fully earned as of the date of the Change in Control, subject to the limitation that any Award which has been outstanding less than six months on the date of the Change in Control shall not be afforded such treatment.

A "Change in Control" shall be deemed to have occurred if (i) any person other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, and other than the Company or a corporation owned, directly or indirectly, by the Shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 20% or more of the Common stock of the Company then outstanding; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in (i) above) whose election by the Board or nomination for election by the Company's Shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof.

SECTION TWELVE.     FORFEITURE

In the event a Participant ceases employment, restricted stock for which the restriction period has not expired and Performance Shares are subject to forfeiture as follows:

(i)     Termination - the Award would be completely forfeited as of the date of termination.

(ii)    Retirement - payout of the Award would be prorated for service during the period.

(iii)   Disability - payout of the Award would be prorated for service during the period.

(iv)   Death - payout of the Award would be prorated for service during the period.

In any instance where payout of an Award is to be prorated, the Committee may choose to provide the Participant (or the Participant's estate) with the entire Award rather than the prorated portion thereof.

Restricted stock which is forfeited will be transferred to the Company or canceled and made available again for the grant of an Award under the Plan.

SECTION THIRTEEN.     DEFERRAL ELECTION

Upon the request of a Participant, the Committee may, in its sole discretion, permit a Participant to elect to defer payout of all or any part of any Award under the Plan under such conditions as the Committee may establish.

SECTION FOURTEEN.     AMENDMENT OF PLAN

The Board may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, except (i) no such action may be taken without shareholder approval which increases the benefits accruing to Participants pursuant to the Plan, increases the number of shares of Common stock which may be issued pursuant to the Plan (except as provided in Section Fifteen I), extends the period for granting Options under the Plan, modifies the requirements as to eligibility for participation in the Plan, or requires shareholder approval under any law or regulation in effect at the time such amendment is proposed for adoption; (ii) no such action may be taken without the consent of the Participant to whom any Award shall theretofore have been granted, which adversely affects the rights of such Participant concerning such Award, except as such termination or amendment of the Plan is required by statute, or rules and regulations promulgated thereunder; and (iii) no such action may be taken if the proposed amendment must be in the discretion of the Committee to comply with the disinterested administration requirements of Rule 16b-3 under the Exchange Act.

SECTION FIFTEEN.     MISCELLANEOUS PROVISIONS

A.     Dividends.

The recipient of an Award may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, dividends or their equivalents, with respect to the number of shares of Common stock covered by the Award.

B.     Nontransferability.

No benefit provided under this Plan shall be subject to alienation or assignment by a Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), nor shall it be subject to attachment or other legal process of whatever nature. Any attempted alienation, assignment or attachment shall be void and of no effect whatsoever. Notwithstanding the above, Stock Options and Limited

Stock Appreciation Rights may be transferred as provided in any Stock Option Agreement.

Payment shall be made only into the hands of the Participant entitled to receive the same or into the hands of the Participant's authorized legal representative. Deposit of any sum in any financial institution to the credit of any Participant (or of a person entitled to such sum pursuant to the terms of this Plan) shall constitute payment into the hands of that Participant (or such person).

C.     No Employment Right.

Neither this Plan nor any action taken hereunder shall be construed as giving any right to be retained as an officer or employee of the Company or any of its Subsidiaries.

D.     Tax Withholding.

The Company shall be authorized to withhold under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other actions as may be necessary in the opinion of the Company to satisfy all obligations for the payment of taxes. Such withholding may be deducted in cash from the value of any Award.

E.     Fractional Shares.

Any fractional shares shall be eliminated at the time of payment or payout by rounding down for fractions of less than one-half and rounding up for fractions equal to or more than one-half. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

F.     Government and Other Regulations.

The obligation of the Company to make payment of Awards in common stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by any government agencies as may be required. Except as required by law, the Company shall be under no obligation to register under the Securities Act of 1933, as amended ("Act"), any of the shares of common stock issued, delivered or paid in settlement under the Plan. If common stock awarded under the Plan may in certain circumstances be exempt from registration under the Act, the Company may restrict its transfer in such manner as it deems advisable to ensure such exempt status.

G.     Indemnification.

Each person who is or at any time serves as a member of the Committee shall be indemnified and held harmless by the Company against and from (i) any loss, cost liability, or expenses that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under the Plan; and (ii) any and all amounts paid by such person in satisfaction of judgment in any such action, suit or proceeding relating to the Plan. Each person covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Restated Articles of Consolidation or By-Laws of the Company or any of its Subsidiaries, as a matter of law, or otherwise, or any power that the Company may have to indemnify such person or hold such person harmless.

H.     Reliance on Reports.

Each member of the Committee shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan. In no event shall any person who is or shall have been a member of the Committee be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

I.     Changes in Capital Structure.

In the event of any change in the outstanding shares of common stock by reason of any stock dividend or split, recapitalization, combination or exchange of shares or other similar changes in the common stock, then appropriate adjustments shall be made in Awards theretofore granted to the Participants and in the aggregate number of shares of common stock (or cash payment in lieu thereof) which may be granted pursuant to the Plan. Such adjustments shall be conclusive and binding for all purposes. Additional shares of common stock issued to a Participant as the result of any such change shall bear the same restrictions as the shares of common stock to which they relate.

J.     Company Successors.

In the event the Company becomes party to a merger, consolidation, sale of substantially all of its assets or any other corporate reorganization in which the Company will not be the surviving corporation or in which the holders of the common stock will receive securities of another corporation, then such Company shall assume the rights and obligations of the Company under this Plan.

K.     Governing Law.

All matters relating to the Plan or to Awards granted hereunder shall be governed by the laws of the State of Missouri, without regard to the principles of conflict of laws.

L.     Relationship to Other Benefits.

No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing or group insurance plan of the Company or any Subsidiary, except as may be required by Federal law and regulation or to meet other applicable legal requirements.

M.     Expenses.

The expenses of the Plan shall be borne by the Company and its Subsidiaries if appropriate.

N.     Titles and Headings.

The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.